April 15, 2021 Bank of America 1Q21 Financial Results

We Are in a Position of Strength as the Economy Recovers The Company has grown stronger during the pandemic which supports our Responsible Growth model — More capital, more deposits, record liquidity and improved capital ratios Diverse and complementary businesses are competitive advantage — Markets-related businesses grew while asset and credit sensitive businesses recovered Leading portfolio of products and services across all client segments Industry-leading digital capabilities, with over 40MM digital consumer and 500K wholesale users Highest brand, client, and employee favorability scores in Company history Delivering for teammates, clients, communities and shareholders — Costs remain elevated as we continue to facilitate customers’ access to government assistance programs (e.g. Paycheck Protection Program (PPP) origination, unemployment payments, stimulus payments, PPP forgiveness)       2

(30%) (20%) (10%) 0% 10% 20% 30% 40% Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Jan-21 Feb-21 Mar-21 Credit Spend YTD Debit Spend YTD Total Payments YTD Total Payments Monthly Jan-21 Feb-21 Mar-21 Payment Spend Year-over-Year % Change U.S. Unemployment TrendBofA Global Research 2021 GDP Estimate Trend Economic Recovery Has Gained Speed 1 Includes consumer and small business credit card portfolios in Consumer Banking and GWIM. 2 Total payments include total credit card, debit card, ACH, wires, bill pay, person-to-person, cash and checks. 79% 1 2 2 vs. 2020 3.4% 3.8% 4.6% 6.0% 6.5% 7.0% U.S. GDP 5.8%5.6%5.4%5.4%5.6% 5.8% Global GDP 0% 2% 4% 6% 8% 10% 12% 14% 16% 3 vs. 2019 Mar-21: 6%

Credit Card Days Past Due Trend $0 $1,000 $2,000 $3,000 $4,000 Ju n- 1 9 Ju l- 1 9 A ug -1 9 S ep -1 9 O ct -1 9 N o v- 1 9 D ec -1 9 Ja n- 2 0 F eb -2 0 M ar -2 0 A pr -2 0 M ay -2 0 Ju n- 2 0 Ju l- 2 0 A ug -2 0 S ep -2 0 O ct -2 0 N o v- 2 0 D ec -2 0 Ja n- 2 1 F eb -2 1 M ar -2 1 5-29 days 30-59 days 60-89 days 90+ days Credit Card Days Past Due ($MM) $0 $500 $1,000 $1,500 $2,000 $2,500 Ju n- 1 9 S ep -1 9 D ec -1 9 M ar -2 0 Ju n- 2 0 S ep -2 0 D ec -2 0 M ar -2 1 5-29 days ($MM) $0 $100 $200 $300 $400 $500 $600 $700 Ju n- 1 9 S ep -1 9 D ec -1 9 M ar -2 0 Ju n- 2 0 S ep -2 0 D ec -2 0 M ar -2 1 30-59 days ($MM) $0 $100 $200 $300 $400 $500 Ju n- 1 9 S ep -1 9 D ec -1 9 M ar -2 0 Ju n- 2 0 S ep -2 0 D ec -2 0 M ar -2 1 60-89 days ($MM) $0 $200 $400 $600 $800 $1,000 $1,200 Ju n- 1 9 S ep -1 9 D ec -1 9 M ar -2 0 Ju n- 2 0 S ep -2 0 D ec -2 0 M ar -2 1 90+ days ($MM) Trend • Early stage credit card delinquencies have declined below pre-pandemic levels as deferrals expired and balances declined • As expected, increased later-stage delinquencies led to higher credit card net charge-offs in 1Q21, but net charge-offs are expected to decline in 2Q21 given recent positive delinquency trends • As of the end of 1Q21 most early-stage delinquency categories are at or near historic lows 4

300 350 400 450 70 80 90 100 110 120 Global Corporate and Investment Banking Global Commercial Banking Business Banking Global Banking Loans and Leases Trend Global Banking Funded Loans and Leases (EOP, $B) Indexed Funded Loans and Leases by Business1 5 1 EOP loan and lease balances indexed to 100.

1Q21 Financial Results

Summary Income Statement ($B, except per share data)	1Q21	4Q20	$ Inc / (Dec)	1Q20	$ Inc / (Dec)
Total revenue, net of interest expense	**$22.8**	$20.1	$2.7	$22.8	$0.1
Provision (benefit) for credit losses	**(1.9)**	0.1	(1.9)	4.8	(6.6)
Net charge-offs	**0.8**	*0.9*	*(0.1)*	*1.1*	*(0.3)*
Reserve build (release) [1]	**(2.7)**	*(0.8)*	*(1.9)*	3.6	*(6.3)*
Noninterest expense	**15.5**	13.9	1.6	13.5	2.0
Pretax income	**9.2**	6.1	3.0	4.5	4.6
Pretax, pre-provision income [2]	**7.3**	6.2	*1.1*	9.3	*(2.0)*
Income tax expense	**1.1**	0.6	0.5	0.5	0.6
Net income	**$8.1**	$5.5	$2.6	$4.0	$4.0
Diluted earnings per share	**$0.86**	$0.59	$0.27	$0.40	$0.46
Average diluted common shares (in millions)	**8,756**	8,785	(29)	8,863	(107)

Return Metrics and Efficiency Ratio	1Q21	4Q20	1Q20
Return on average assets	**1.13** %	0.78 %	0.65 %
Return on average common shareholders' equity	**12.3**	8.4	5.9
Return on average tangible common shareholders' equity [2]	**17.1**	11.7	8.3
Efficiency ratio	**68**	69	59

Note: Amounts may not total due to rounding.
[1] For more information on reserve build (release), see note A on slide 28.
[2] Represent non-GAAP financial measures. For more information on pretax, pre-provision income and a reconciliation to GAAP, see note B on slide 28. For important presentation information about these measures, see slide 31.

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1Q21 Highlights (Comparisons are to 4Q20 unless otherwise noted) • Diluted earnings per share of $0.86, up 46% • Net income of $8.1B increased $2.6B, or 47%, driven by reserve release and higher noninterest income, partially offset by higher expenses — Revenue of $22.8B increased 14%, as higher noninterest income was partially offset by modestly lower net interest income  Net interest income of $10.2B ($10.3B FTE1) decreased $56MM, primarily driven by lower loan balances and two fewer accrual days  Higher market-making revenues, investment banking fees and investment and brokerage services fees were partially offset by lower card income — Provision benefit of $1.9B versus modest provision expense in 4Q20  Included a $2.7B net reserve release, reflecting an improved macroeconomic outlook and lower loan balances  Net charge-offs of $0.8B improved $58MM — Noninterest expense of $15.5B increased $1.6B and included ~$300MM for the acceleration of expenses due to incentive compensation award changes, a $240MM impairment charge for real estate rationalization, $160MM in severance, and ~$100MM in special compensation awards for associates, as well as seasonally elevated payroll taxes • Strengthened balance sheet — Deposits (EOP) increased $89B from 4Q20 and are up $301B from 1Q20 — Common Equity Tier 1 capital rose to $178B; Standardized CET1 ratio 11.8% — Book value per share improved to $29.07 — Paid $1.6B in common dividends to shareholders and repurchased $3.5B common shares in 1Q21, including repurchases to offset shares awarded under equity-based compensation plans 7Note: FTE stands for fully taxable-equivalent basis. 1 Represents a non-GAAP financial measure. For important presentation information, see slide 31.

Balance Sheet, Liquidity and Capital
(EOP basis unless noted)

Balance Sheet ($B)	1Q21	4Q20	1Q20
Total assets	$2,970.0	$2,819.6	$2,620.0
Total loans and leases	903.1	927.9	1,050.8
Total loans and leases in business segments[1]	883.2	906.6	1,014.7
Total debt securities	856.9	684.9	475.9
Funding & Liquidity ($B)			
Total deposits	$1,884.1	$1,795.5	$1,583.3
Long-term debt	251.2	262.9	256.7
Global Liquidity Sources (average)[2]	1,003	943	565
Equity ($B)			
Common shareholders' equity	$249.7	$248.4	$241.5
Common equity ratio	8.4 %	8.8 %	9.2 %
Tangible common shareholders' equity[3]	$179.5	$178.2	$171.7
Tangible common equity ratio[3]	6.2 %	6.5 %	6.7 %
Per Share Data			
Book value per common share	$29.07	$28.72	$27.84
Tangible book value per common share[3]	20.90	20.60	19.79
Common shares outstanding (in billions)	8.59	8.65	8.68

Basel 3 Capital ($B)[4]	1Q21	4Q20	1Q20
Common equity tier 1 capital (CET1)	$177.8	$176.7	$168.1
Standardized approach			
Risk-weighted assets (RWA)	$1,508	$1,480	$1,561
CET1 ratio	11.8 %	11.9 %	10.8 %
Advanced approaches			
Risk-weighted assets	$1,366	$1,371	$1,512
CET1 ratio	13.0 %	12.9 %	11.1 %
Supplementary leverage (SLR)			
SLR as Reported[5]	7.0 %	7.2 %	6.4 %
SLR (without temporary exclusions)	6.1	6.2	

- CET1 ratio increased ~100 bps vs. 1Q20[4]
  - 1Q21 CET1 ratio (Standardized) of 11.8%
  - 1Q21 CET1 ratio (Advanced) of 13.0%
  - CET1 capital of $178B was up $1.1B from 4Q20
  - Standardized RWA of $1,508B increased $28B from 4Q20
- Book value per share increased 4% from 1Q20, to $29.07
- $1.0T in average Global Liquidity Sources,[2] up $438B, or 78%, from 1Q20

[1] Excludes loans and leases in All Other.
[2] See note C on slide 28 for definition of Global Liquidity Sources.
[3] Represent non-GAAP financial measures. For important presentation information, see slide 31.
[4] Regulatory capital ratios at March 31, 2021 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for all periods presented.
[5] Supplementary leverage exposure at March 31, 2021 and December 31, 2020 excludes U.S. Treasury securities and deposits at Federal Reserve Banks.

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32 25 20 18 17 5 5 4 4 4 $37 $30 $24 $22 $21 $0 $10 $20 $30 $40 $50 1Q20 2Q20 3Q20 4Q20 1Q21 Residential mortgage Home equity $990 $1,031 $974 $935 $908 $0 $250 $500 $750 $1,000 $1,250 1Q20 2Q20 3Q20 4Q20 1Q21 Loans and Leases in Business Segments ($B) Total Loans and Leases ($B) Total Loans and Leases in All Other ($B) 317 322 319 305 291 179 182 186 187 188 386 424 373 346 330 72 74 72 74 77 $954 $1,001 $950 $913 $887 $0 $400 $800 $1,200 1Q20 2Q20 3Q20 4Q20 1Q21 Consumer Banking GWIM Global Banking Global Markets (8%) +6% (15%) +8% Average Loans and Leases1 YoY (8%) YoY (7%) Total Loans and Leases by Portfolio ($B) $465 $456 $446 $432 $418 $525 $575 $528 $502 $489 $0 $250 $500 $750 1Q20 2Q20 3Q20 4Q20 1Q21 Consumer loans Commercial loans YoY (43%) 9 Note: Amounts may not total due to rounding. 1 Includes balances related to PPP of $23.1B recorded in Consumer $13.9B, GWIM $0.7B and Global Banking $8.5B for 1Q21, balances of $24.5B recorded in Consumer $14.5B, GWIM $0.8B and Global Banking $9.2B for 4Q20, balances of $24.7B recorded in Consumer $14.5B, GWIM $0.8B and Global Banking $9.4B for 3Q20 and balances of $16.0B recorded in Consumer $9.2B, GWIM $0.5B and Global Banking $6.2B for 2Q20.

207 242 190 170 165 176 252 281 309 322 $382 $494 $471 $478 $487 $0 $100 $200 $300 $400 $500 1Q20 2Q20 3Q20 4Q20 1Q21 Interest-bearing Noninterest-bearing 339 362 378 389 405 184 199 207 213 224 214 250 276 283 295 $737 $811 $861 $885 $924 $0 $250 $500 $750 $1,000 1Q20 2Q20 3Q20 4Q20 1Q21 Money market, Savings, CD/IRA Interest checking Noninterest-bearing 1,020 1,116 1,083 1,091 1,130 419 542 612 646 675 $1,439 $1,658 $1,695 $1,737 $1,806 $0 $500 $1,000 $1,500 $2,000 1Q20 2Q20 3Q20 4Q20 1Q21 Interest-bearing Noninterest-bearing 248 270 273 285 304 16 17 19 20 23$263 $287 $292 $306 $326 $0 $100 $200 $300 $400 1Q20 2Q20 3Q20 4Q20 1Q21 Interest-bearing Noninterest-bearing Consumer Banking ($B) GWIM ($B) Global Banking ($B) Total Corporation ($B) YoY +25% +61% +11% YoY +25% +19% YoY +24% +45% +23% YoY +27% +84% (20%) +31% Average Deposits Bank of America Ranked #1 in U.S. Deposit Market Share1 10Note: Amounts may not total due to rounding. Total Corporation also includes Global Markets and All Other. 1 Based on June 30, 2020 FDIC deposit data.

2.33% 1.87% 1.72% 1.71% 1.68% 2.77% 2.06% 1.92% 1.90% 1.90% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 1Q20 2Q20 3Q20 4Q20 1Q21 Reported net interest yield Net interest yield excl. GM $12.13 $10.85 $10.13 $10.25 $10.20 $12.27 $10.98 $10.24 $10.37 $10.31 $0.0 $5.0 $10.0 $15.0 1Q20 2Q20 3Q20 4Q20 1Q21 Net interest income (GAAP) FTE adjustment Net Interest Income (FTE, $B)1 • Net interest income of $10.2B ($10.3B FTE1) — Decreased $56MM from 4Q20, primarily driven by lower loan balances, two fewer accrual days and higher premium amortization expense, partially offset by higher investment securities balances due to the deployment of excess cash • Net interest yield of 1.68% decreased 3 bps from 4Q201 — Excluding Global Markets, net interest yield stable at 1.90% • Interest rate sensitivity as of March 31, 20212 — +100 bps parallel shift in interest rate yield curve is estimated to benefit net interest income by $8.3B over the next 12 months Net Interest Income Net Interest Yield (FTE)1 11 Notes: FTE stands for fully taxable-equivalent basis. GM stands for Global Markets. 1 Represent non-GAAP financial measures. Net interest yield adjusted to exclude Global Markets NII of $1.0B, $1.1B, $1.1B, $1.3B and $1.2B and average earning assets of $495.3B, $472.4B, $476.2B, $478.6B and $501.6B for 1Q21, 4Q20, 3Q20, 2Q20 and 1Q20, respectively. The Company believes the presentation of net interest yield excluding Global Markets provides investors with transparency of NII and net interest yield in core banking activities. For important presentation information, see slide 31. 2 NII asset sensitivity represents banking book positions.

8.5 7.9 7.7 7.7 8.2 8.0 7.8 8.0 8.3 8.0 8.2 8.2 9.7 5.4 5.3 5.3 5.3 5.0 5.3 5.3 5.3 5.1 5.4 6.2 5.7 5.8 2.1 $13.8 $13.2 $13.0 $13.1 $13.2 $13.3 $15.2 $13.2 $13.5 $13.4 $14.4 $13.9 $15.5 $0.0 $5.0 $10.0 $15.0 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 Compensation and benefits Other JV impairment charge • Noninterest expense of $15.5B increased $1.6B from 4Q20, driven by higher revenue and activity related costs, seasonally elevated payroll taxes, ~$300MM for the acceleration of expenses due to incentive compensation award changes, a $240MM impairment charge for real estate rationalization, $160MM in severance, and ~$100MM in special compensation awards for associates • 1Q21 expenses increased $2.0B from 1Q20, driven by elevated net COVID-19 costs, ~$300MM for the acceleration of expenses due to incentive compensation award changes, a $240MM impairment charge for real estate rationalization, higher revenue-related expenses, $160MM in severance, and ~$100MM in special compensation awards for associates Total Noninterest Expense ($B) Efficiency Ratio Expense and Efficiency 60% 59% 57% 58% 57% 57% 57% 59% 59% 60% 71% 69% 68% 50% 55% 60% 65% 70% 75% 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q211 1 12Note: Amounts may not total due to rounding. 1 3Q19 efficiency ratio is adjusted to exclude the 3Q19 impairment charge of $2.1B related to the termination of the merchant services joint venture, which represents a non-GAAP financial measure. Reported 3Q19 efficiency ratio was 67%. See note D on slide 28 for reconciliations.

$1,122 $1,146 $972 $881 $823 0.46% 0.45% 0.40% 0.38% 0.37% 0.00% 0.25% 0.50% 0.75% 1.00% $0 $250 $500 $750 $1,000 $1,250 1Q20 2Q20 3Q20 4Q20 1Q21 Net charge-offs Net charge-off ratio $4,761 $5,117 $1,389 $53 ($1,860)($3,000) $0 $3,000 $6,000 1Q20 2Q20 3Q20 4Q20 1Q21 • Total net charge-offs of $823MM1 decreased $58MM from 4Q20 — Consumer net charge-offs of $693MM increased $211MM, driven by Card due to expired deferrals, but were $179MM lower than 1Q20 — Commercial net charge-offs of $130MM decreased $269MM • Net charge-off ratio of 37 bps decreased 1 bps from 4Q20 • Provision benefit of $1.9B included a $2.7B net reserve release reflecting an improved macroeconomic outlook and balance declines — Consumer reserve release of $1.4B, primarily driven by Card — Commercial reserve release of $1.2B — The reserve assessment continues to factor in the uncertainty resulting from the unprecedented nature of the current health crisis and risks that may prevent full recovery • Allowance for loan and lease losses of $16.2B represented 1.8% of total loans and leases1 — Total allowance of $18.0B includes $1.8B for unfunded commitments • Nonperforming loans (NPLs) increased $0.2B from 4Q20, driven by consumer real estate due to deferral activity — 51% of Consumer NPLs are contractually current • Commercial reservable criticized utilized exposure of $34.3B decreased $4.4B from 4Q20, driven by broad-based declines across industries — Approximately two-thirds of risk rating changes in 1Q21 were upgrades2 Net Charge-offs ($MM)1 Provision for Credit Losses ($MM) Asset Quality 13 1 Excludes loans measured at fair value. 2 Represents risk rating changes to pass and criticized committed exposures.

$872 $734 $564 $482 $693 0.75% 0.65% 0.50% 0.44% 0.67% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% $0 $250 $500 $750 $1,000 1Q20 2Q20 3Q20 4Q20 1Q21 Credit card Other Consumer NCO ratio Commercial Net Charge-offs ($MM) $250 $412 $408 $399 $1300.19% 0.29% 0.31% 0.32% 0.11% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% $0 $100 $200 $300 $400 $500 1Q20 2Q20 3Q20 4Q20 1Q21 C&I Small business and other Commercial NCO ratio Consumer Net Charge-offs ($MM) Consumer Metrics ($MM) Provision ($756) ($139) $2,093 Nonperforming loans and leases 3,091 2,725 2,204 % of loans and leases1 0.75% 0.64% 0.47 % Consumer 30+ days performing past due $3,863 $4,498 $5,437 Fully-insured2 1,030 1,090 1,598 Non fully-insured 2,833 3,408 3,839 Consumer 90+ days performing past due 1,508 1,698 1,972 Allowance for loans and leases 8,635 10,071 9,066 % of loans and leases1 2.10% 2.35% 1.95% # times annualized NCOs 3.07 x 5.25 x 2.59 x 1Q21 4Q20 1Q20 Commercial Metrics ($MM) Provision ($1,104) $192 $2,668 Reservable criticized utilized exposure 34,283 38,666 17,400 Nonperforming loans and leases 2,071 2,227 1,852 % of loans and leases1 0.43% 0.45% 0.32 % Allowance for loans and leases $7,533 $8,731 $6,700 % of loans and leases1 1.55% 1.77% 1.16% 1Q21 4Q20 1Q20 Asset Quality – Consumer and Commercial Portfolios 14 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements.

Consumer Banking

Summary Income Statement ($MM)	1Q21	Inc / (Dec) 4Q20	1Q20
Total revenue, net of interest expense	$8,069	($173)	($1,060)
Provision (benefit) for credit losses	(617)	(621)	(2,875)
Net charge-offs	*810*	*247*	*(153)*
Reserve build (release)	*(1,427)*	*(868)*	*(2,722)*
Noninterest expense	5,131	322	635
Pretax income	3,555	126	1,180
Pretax, pre-provision income[1]	*2,938*	*(495)*	*(1,695)*
Income tax expense	871	31	289
Net income	$2,684	$95	$891

Key Indicators ($B)	1Q21	4Q20	1Q20
Average deposits	$924.1	$885.2	$736.7
Rate paid on deposits	0.03 %	0.04 %	0.11 %
Cost of deposits[2]	1.42	1.35	1.50
Average loans and leases	$290.9	$305.1	$316.9
Net charge-off ratio	1.13 %	0.73 %	1.22 %
Consumer investment assets[3]	$324.5	$306.1	$212.2
Active mobile banking users (MM)	31.5	30.8	29.8
% Consumer sales through digital channels	49 %	45 %	33 %
Number of financial centers	4,324	4,312	4,297
Combined credit / debit purchase volumes[4]	$172.5	$173.7	$153.0
Total consumer credit card risk-adjusted margin[4]	9.29 %	10.84 %	7.94 %
Return on average allocated capital	28	27	19
Allocated capital	$38.5	$38.5	$38.5
Efficiency ratio	64 %	58 %	49 %

- Net income of $2.7B increased $0.9B, or 50%, from 1Q20, driven by lower provision for credit losses, reflecting a strong reserve release as the macroeconomic outlook improved and our credit quality remained strong
- Revenue of $8.1B decreased $1.1B from 1Q20 due to lower NII from lower average interest rates and lower loan balances
- Noninterest expense of $5.1B increased 14% from 1Q20, primarily driven by a $240MM impairment charge for real estate rationalization, and the incremental expense to support customers and employees during the COVID-19 pandemic
  - Continued investment in financial centers in new markets, client professionals and digital capabilities offset the continued benefits of digital usage; 70% of households are digitally active
- Average deposits of $924B grew $187B, or 25%, from 1Q20
  - 56% of deposits in checking accounts; 92% primary accounts[5]
  - Average checking account balance ~$10k, up 27% from 1Q20
  - Average cost of deposits[2] of 1.42%; 1.31% excluding real estate rationalization
- Average loans and leases of $291B decreased $26B, or 8%, from 1Q20
- Consumer investment assets[3] of $324B grew $112B, or 53%, from 1Q20, driven by market performance and inflows from new and existing clients
  - $25B of client flows
  - 3.1MM client accounts, up 10%
- Combined credit / debit card spend[4] increased 13% from 1Q20
  - Debit up 22%; credit up from 1Q20
- 7.3MM consumer clients enrolled in Preferred Rewards, up 1MM, or 17%, from 1Q20; 99% annualized retention rate

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 28. For important presentation information, see slide 31.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits sub-segment.
[3] Consumer investment assets include client brokerage assets, deposit sweep balances and assets under management (AUM) in Consumer Banking.
[4] Includes consumer credit card portfolios in Consumer Banking and GWIM.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).

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Total Expense ($B) and Efficiency $4.5 $4.7 $4.8 $4.8 $5.1 49% 60% 60% 58% 64% 35% 45% 55% 65% 75% $0.0 $2.0 $4.0 $6.0 1Q20 2Q20 3Q20 4Q20 1Q21 Noninterest expense Efficiency ratio Business Leadership1 • #1 Consumer Deposit Market Share(A) • #1 Small Business Lender(B) • #1 Online Banking and Mobile Banking Functionality(C) • #1 in Prime Auto Credit Distribution of New Originations Among Peers(D) • Best Mortgage Lender for First Time Home Buyers(E) • Merrill Guided Investing - Best Robo-Advisor for Education(F) • Merrill Edge Self-Directed - #1 for Overall Client Experience, ESG Investing, Client Dashboard and Banking(G) • Merrill Edge Self-Directed - #1 User Experience(H) Total Revenue ($B) Average Deposits ($B) Consumer Investment Assets (EOP, $B)3Average Loans and Leases ($B)2 122 127 128 121 114 92 84 79 76 72 51 50 48 47 47 32 31 30 28 26 21 29 34 33 32 $317 $322 $319 $305 $291 $0 $50 $100 $150 $200 $250 $300 $350 1Q20 2Q20 3Q20 4Q20 1Q21 Residential mortgage Consumer credit card Vehicle lending Home equity Small business / other $212 $246 $267 $306 $324 $0 $50 $100 $150 $200 $250 $300 $350 1Q20 2Q20 3Q20 4Q20 1Q21 Consumer Banking Trends 395 446 480 492 515 342 364 381 393 409 $737 $811 $861 $885 $924 0.11% 0.07% 0.05% 0.04% 0.03% 0.00% 0.04% 0.08% 0.12% 0.16% $0 $250 $500 $750 $1,000 1Q20 2Q20 3Q20 4Q20 1Q21 Checking Other Rate paid (%) 6.9 6.0 5.9 6.0 5.9 2.3 1.9 2.1 2.3 2.1 $9.1 $7.9 $8.0 $8.2 $8.1 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 1Q20 2Q20 3Q20 4Q20 1Q21 Net interest income Noninterest income 16 Note: Amounts may not total due to rounding. 1 See slide 29 for business leadership sources. 2 Average loans and leases include PPP balances of $13.9B in 1Q21, $14.5B in 4Q20, $14.5B in 3Q20 and $9.2B in 2Q20. 3 Consumer investment assets include client brokerage assets, deposit sweep balances and AUM in Consumer Banking.

Digital Channel Usage3,4 1,846 1,953 2,166 2,579 445 523 586 786 0 200 400 600 800 1,000 600 1,000 1,400 1,800 2,200 2,600 3,000 1Q18 1Q19 1Q20 1Q21 Digital Channel Usage (MM) Digital Appointments (000's) Person-to-Person Payments (Zelle)5 29 58 102 170 $9 $16 $27 $49 $0 $20 $40 $60 $80 0 50 100 150 200 1Q18 1Q19 1Q20 1Q21 Transactions (MM) Volume ($B) users (MM) 13.510.47.24.9 More Than 40MM Digital Users, ~1MM Added in 1Q21 Digital % of Total SalesDigital Banking Users and Households1,2 35.5 37.0 39.1 40.3 61% 64% 68% 70% 50% 60% 70% 80% 90% 100% 20.0 25.0 30.0 35.0 40.0 45.0 1Q18 1Q19 1Q20 1Q21 Digital Active Users (MM) Digital Household Adoption % Deposit Transactions by Channel 75% 77% 79% 85% 25% 23% 21% 15% 0% 25% 50% 75% 100% 1Q18 1Q19 1Q20 1Q21 Digital / ATM Financial Center Total Erica Users and Interactions (MM) 6.3 12.2 19.5 16.5 27.8 105.6 0.0 25.0 50.0 75.0 100.0 125.0 150.0 0.0 5.0 10.0 15.0 20.0 25.0 1Q19 1Q20 1Q21 Erica Users Erica Interactions 30% 30% 33% 49% 0% 10% 20% 30% 40% 50% 60% 1Q18 1Q19 1Q20 1Q21 17 Note: Amounts may not total due to rounding. 1 Digital active users represents mobile and/or online 90-day active users. 2 Household adoption represents households with consumer bank login activities in a 90-day period. 3 Digital channel usage represents the total number of desktop and mobile banking sessions. 4 Digital appointments represent the number of client-scheduled appointments made via online, smartphone or tablet. 5 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle users represent 90-day active users.

Global Wealth & Investment Management

Summary Income Statement ($MM)	1Q21	Inc / (Dec) 4Q20	1Q20
Total revenue, net of interest expense	$4,971	$294	$35
Provision (benefit) for credit losses	(65)	(73)	(254)
Net charge-offs	*13*	*4*	*4*
Reserve build (release)	*(78)*	*(77)*	*(258)*
Noninterest expense	3,869	298	263
Pretax income	1,167	69	26
Pretax, pre-provision income[1]	*1,102*	*(4)*	*(228)*
Income tax expense	286	17	6
Net income	$881	$52	$20

Key Indicators ($B)	1Q21	4Q20	1Q20
Average deposits	$326.4	$305.9	$263.4
Rate paid on deposits	0.03 %	0.03 %	0.51 %
Average loans and leases	188.5	187.2	178.6
Net charge-off ratio	0.03 %	0.02 %	0.02 %
AUM flows	$18.2	$7.6	$7.0
Pretax margin	23 %	23 %	23 %
Return on average allocated capital	22	22	23
Allocated capital	$16.5	$15.0	$15.0

- Net income of $0.9B increased $20MM from 1Q20
  - Pretax margin of 23% in 1Q21
- Revenue of $5.0B increased 1% compared to 1Q20, as record asset management fees more than offset lower NII from lower rates
- Noninterest expense up 7% vs. 1Q20, mainly driven by higher revenue-related incentives and investments in client professionals
- Record client balances of $3.5T, up 31% from 1Q20, driven by higher market valuations and positive client flows
  - Strong AUM flows of $18B in 1Q21
- Average deposits of $326B increased $63B, or 24%, from 1Q20
- Average loans and leases of $188B increased $10B, or 6%, from 1Q20, driven by securities-based lending, custom lending and residential mortgage
  - 44th consecutive quarter of average loan growth
- ~6,400 net new households in Merrill Lynch and ~675 net new relationships in Private Bank in 1Q21
- 80% of Merrill Lynch households actively using online or mobile platforms
  - In 1Q21, 50% of eligible checks were deposited through automated channels by Merrill Lynch clients and 73% by Private Bank clients, up from 32% and 64%, respectively, in 1Q20

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 28. For important presentation information, see slide 31.

18

Global Wealth & Investment Management Trends Client Balances (EOP, $B)3,4 Total Revenue ($B) Average Loans and Leases ($B)2Average Deposits ($B) Business Leadership1 • #1 in Barron’s Top 1,200 ranked Financial Advisors (2021) and Top 100 Women Advisors (2020) • #1 in Forbes’ Top Next Generation Advisors (2020) and Best-in-State Wealth Advisors (2020) • Best Private Bank for Customer Service (North America)(I) • #1 in Financial Times Top 401K Retirement Plan Advisors (2020) • #1 in personal trust assets under management(J) • Digital Wealth Impact Innovation Award for Digital Engagement(K) • Wealth Tech Award – Best Wealth Manager in North America for use of technology(I) • Best Private Bank for Philanthropy Services (globally)(I) 1,155 1,282 1,345 1,480 1,535 1,092 1,220 1,286 1,408 1,467 282 292 296 322 333 184 187 190 191 193$2,659 $2,928 $3,067 $3,350 $3,480 $0 $1,000 $2,000 $3,000 $4,000 1Q20 2Q20 3Q20 4Q20 1Q21 Brokerage / Other AUM Deposits Loans and leases 90 92 93 92 91 40 39 41 43 45 47 49 49 50 50 $179 $182 $186 $187 $188 $0 $50 $100 $150 $200 1Q20 2Q20 3Q20 4Q20 1Q21 Consumer real estate Securities-based lending Custom lending Credit card / Other 1.6 1.4 1.2 1.3 1.3 2.7 2.5 2.7 2.8 3.0 0.7 0.6 0.6 0.6 0.7 $4.9 $4.4 $4.5 $4.7 $5.0 $0.0 $2.0 $4.0 $6.0 1Q20 2Q20 3Q20 4Q20 1Q21 Net interest income Asset management fees Brokerage / Other $263 $287 $292 $306 $326 $0 $50 $100 $150 $200 $250 $300 $350 1Q20 2Q20 3Q20 4Q20 1Q21 19 Note: Amounts may not total due to rounding. 1 See slide 29 for business leadership sources. 2 Average loans and leases include PPP balances of $0.7B in 1Q21, $0.8B in 4Q20, $0.8B in 3Q20 and $0.5B in 2Q20. 3 Loans and leases include margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. 4 Managed deposits in investment accounts of $49B, $52B, $50B, $53B and $56B for 1Q21, 4Q20, 3Q20, 2Q20 and 1Q20, respectively, are included in both AUM and Deposits. Total client balances only include these balances once.

The Value of Digitally Engaged Wealth Management Relationships

Record online and mobile adoption in 1Q21

- Record 80% of Merrill Lynch households actively using online or mobile platforms across Merrill Lynch and Bank of America, up from 77% in 1Q20
- Record 40% of households now leveraging Merrill Lynch mobile, up 9 percentage points YoY
  - In 1Q21, record 37MM+ Merrill Lynch digital logins; mobile logins accounted for 50% of total logins, the highest percentage ever
- Record digital engagement among Private Bank clients, with total 1Q21 online and mobile logins of 3MM, up 18% YoY
  - 1Q21 mobile logins across Private Bank and Bank of America apps reached 49% of total

Continued modernization of tools and capabilities

- Launched end-to-end Digital Account Opening & Maintenance Experience for Merrill Lynch clients
- Continued Digital Transformation in 2021:
  - Integrated Erica-based AI capabilities and Client Insights into Advisor Workstation
  - Evolving Personal Wealth Analysis: new, streamlined planning platform bringing in substantially higher net new money from clients and prospects that received a report since August 2020
- Digitizing manual processes executed within Merrill Lynch branch and Private Bank offices
- **Launched new** Private Bank online experience with enhanced user interface, account views and simple access to holdings and activity
- **Launched My Financial Picture** account aggregation capability for Private Bank clients with advisor-sharing option for holistic advice

Digital is the key channel for clients interactions

- 315K forms signed in Merrill Lynch via eSignature process in 1Q21; 53% of eligible forms signed digitally
- 50% of checks deposited through automated channels by Merrill Lynch clients; 73% by Private Bank clients
- **Record** ~1.8MM messages exchanged through Secure Messaging in Merrill Lynch 1Q21, up 58% YoY
- **Record** growth in key BofA feature usage among Private Bank Clients; Erica sessions +245% and Zelle Transactions +85% YoY
- **Record** Private Bank client enrollment in eDelivery at 47%, up from 43% in 2020

Continued recognition

Four industry awards in the last 12 months for Technology Platform, Use of Technology and Digital Strategy

PWM PROFESSIONAL WEALTH MANAGEMENT

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CELENT MODEL WEALTH MANAGER

WealthManagement.com

20

Global Banking

Summary Income Statement ($MM)	1Q21	Inc/(Dec) 4Q20	1Q20
Total revenue, net of interest expense[1]	$4,633	($146)	$33
Provision (benefit) for credit losses	(1,126)	(1,174)	(3,219)
Net charge-offs	*36*	*(278)*	*(124)*
Reserve build (release)	*(1,162)*	*(896)*	*(3,095)*
Noninterest expense	2,781	349	463
Pretax income	2,978	679	2,789
Pretax, pre-provision income[2]	*1,852*	*(495)*	*(430)*
Income tax expense	804	183	753
Net income	$2,174	$496	$2,036

Selected Revenue Items ($MM)	1Q21	4Q20	1Q20
Total Corporation IB fees (excl. self-led)[1]	$2,246	$1,864	$1,388
Global Banking IB fees[1]	1,172	1,098	761
Business Lending revenue	1,607	1,876	2,014
Global Transaction Services revenue	1,645	1,620	2,005

Key Indicators ($B)	1Q21	4Q20	1Q20
Average deposits	$487.0	$478.3	$382.4
Average loans and leases	330.1	346.3	386.5
Net charge-off ratio	0.05 %	0.37 %	0.17 %
Return on average allocated capital	21 %	16 %	1 %
Allocated capital	$42.5	$42.5	$42.5
Efficiency ratio	60 %	51 %	50 %

- Net income of $2.2B increased $2.0B from 1Q20, due to a lower provision for credit losses
- Revenue of $4.6B increased 1% from 1Q20, as higher investment banking fees and improved market valuations more than offset lower NII and weather-related impairment charges on certain renewable energy investments
- Total Corporation investment banking fees of $2.2B (excl. self-led) increased $0.9B, or 62%, from 1Q20, driven by equity underwriting and advisory fees
  - Record equity underwriting fees of $0.9B, up 218% YoY
  - Advisory fees of $0.4B, up 49% YoY
- Provision for credit losses improvement primarily reflects the current quarter reserve release, compared to a reserve build in the year-ago quarter, due to an improved macroeconomic outlook and loan balance declines
- Noninterest expense of $2.8B increased 20% from 1Q20, reflecting higher revenue-related incentives, as well as an acceleration in expenses from incentive compensation award changes
- Average deposits of $487B increased $105B, or 27%, from 1Q20, reflecting client liquidity and valued relationships
- Average loans and leases of $330B decreased 15% from 1Q20, driven by continued paydowns and decreased new originations due to lower demand

[1] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 28. For important presentation information about this measure, see slide 31.

21

Average Deposits ($B) Average Loans and Leases ($B)2 Total Corporation IB Fees ($MM) Total Revenue ($B)3 927 1,058 740 718 988 283 740 664 641 900 269 406 397 549 400 (91) (45) (32) (44) (42) $1,388 $2,159 $1,769 $1,864 $2,246 1Q20 2Q20 3Q20 4Q20 1Q21 Debt Equity Advisory Self-led deals Business Leadership1 • North America’s Best Bank for Small to Medium-sized Enterprises(L) • Best Global Bank for Cash Management and Payments & Collections(M) • Best Mobile Cash Management Software(M) • North America and Latin America’s Best Bank for Transaction Services(L) • 2020 Quality, Share and Excellence Awards for U.S. Large Corporate Banking and Cash Management(N) • Relationships with 74% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2020) 2.6 2.4 2.0 2.0 2.0 0.8 1.2 1.0 1.1 1.2 0.8 0.7 0.8 0.9 0.8 0.4 0.8 0.7 0.8 0.6 $4.6 $5.1 $4.5 $4.8 $4.6 $0.0 $2.0 $4.0 $6.0 1Q20 2Q20 3Q20 4Q20 1Q21 Net interest income IB fees Service charges All other income 4 189 200 176 165 160 183 202 174 159 148 15 15 14 13 13 $386 $424 $373 $346 $330 $0 $100 $200 $300 $400 $500 1Q20 2Q20 3Q20 4Q20 1Q21 Commercial Corporate Business Banking 46% 51% 60% 65% 66% 54% 49% 40% 35% 34% $382 $494 $471 $478 $487 $0 $100 $200 $300 $400 $500 1Q20 2Q20 3Q20 4Q20 1Q21 Noninterest-bearing Interest-bearing Global Banking Trends 22 Note: Amounts may not total due to rounding. 1 See slide 29 for business leadership sources. 2 Average loans and leases include PPP balances of $8.5B in 1Q21, $9.2B in 4Q20, $9.4B in 3Q20 and $6.2B in 2Q20. 3 Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities. 4 Advisory includes fees on debt and equity advisory and mergers and acquisitions.

Global Banking Digital Update Creating an innovative digital experience for our clients Digitally Active Clients across commercial, corporate, and business banking clients (CashPro® & BA360 platforms) 3% YoY1 74% Active Digital Clients Sign-ins on the CashPro® App Rolling 12 months2 Payment Approvals on the CashPro® App 38% in volume, rolling 12 months2 $211B Global Digital Disbursements YTD YoY1 90%1of Dollars Disbursed sent via Zelle® 35% Digital Wallet Enrollment for Commercial Cards YoY (North America)1 5% Checks Deposited on the CashPro® App Rolling 12 months2 99% Intelligent Receivables Incoming receivables digitally matched in last 12 months1 ~20M Customer Engagement Online Mobile Connect API Volume 23 37% 1 As of February, 2021. 2 As of March 31, 2021.

Global Markets

Summary Income Statement ($MM)	1Q21	Inc/(Dec) 4Q20	1Q20
Total revenue, net of interest expense[1]	$6,198	$2,291	$972
Net DVA	*(2)*	*54*	*(302)*
Total revenue (excl. net DVA)[1,2]	*6,200*	*2,237*	*1,274*
Provision (benefit) for credit losses	(5)	(23)	(112)
Net charge-offs	*3*	*(21)*	*(4)*
Reserve build (release)	*(8)*	*(2)*	*(108)*
Noninterest expense	3,427	606	612
Pretax income	2,776	1,708	472
Pretax, pre-provision income[3]	*2,771*	*1,685*	*360*
Income tax expense	722	444	123
Net income	$2,054	$1,264	$349
Net income (excl. net DVA)[2]	*$2,056*	*$1,223*	*$579*

Selected Revenue Items ($MM)[1]	1Q21	4Q20	1Q20
Sales and trading revenue	$5,078	$3,007	$4,635
Sales and trading revenue (excl. net DVA)[2]	5,080	3,063	4,335
FICC (excl. net DVA)[2]	3,251	1,742	2,671
Equities (excl. net DVA)[2]	1,829	1,321	1,664
Global Markets IB fees	981	712	602

Key Indicators ($B)	1Q21	4Q20	1Q20
Average total assets	$723.3	$683.1	$713.1
Average trading-related assets	501.8	476.6	503.1
Average 99% VaR ($MM)[4]	74	81	48
Average loans and leases	77.4	74.1	71.7
Return on average allocated capital	22 %	9 %	19 %
Allocated capital	$38.0	$36.0	$36.0
Efficiency ratio	55 %	72 %	54 %

- Net income of $2.1B increased $0.3B from 1Q20
  - Excluding net DVA, net income of $2.1B increased 39%[2]
- Revenue of $6.2B increased 19% from 1Q20; excluding net DVA, revenue increased 26%[2]
  - Driven by increases in sales and trading revenues and equity underwriting fees
- Excluding net DVA, sales and trading revenue of $5.1B increased 17% from 1Q20[2]
  - FICC revenue of $3.3B increased 22%, reflecting a strong performance in credit, mortgage, and municipal products, and gains in commodities (partially offset by related losses in another segment) from market volatility driven by a weather-related event, partially offset by reduced activity in other macro products[2]
  - Equities revenue of $1.8B increased 10%, driven by a strong trading performance in cash[2]
- Noninterest expense increased 22% vs. 1Q20 driven by volume-related expenses in both card and sales and trading, as well as an acceleration in expenses from incentive-compensation award changes
- Average VaR of $74MM in 1Q21[4] reflects higher implied volatilities related to the COVID-19 pandemic observed in 2020

[1] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[2] Represents a non-GAAP financial measure. See note E on slide 28 and slide 31 for important presentation information.
[3] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 28. For important presentation information, see slide 31.
[4] See note F on slide 28 for the definition of VaR.

24

1Q21 Total FICC S&T Revenue Mix (excl. net DVA)2 49% 51% Credit / Other Macro 1Q21 Global Markets Revenue Mix (excl. net DVA)2 68% 32% U.S. / Canada International Average Trading-Related Assets ($B) and VaR ($MM)4 $474 $503 $502 $37 $48 $74 $0 $25 $50 $75 $100 $0 $200 $400 $600 1Q19 1Q20 1Q21 Avg. trading-related assets Avg. VaR Total Sales and Trading Revenue (excl. net DVA) ($B)2 2.4 2.7 3.3 1.2 1.7 1.8$3.6 $4.3 $5.1 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 1Q19 1Q20 1Q21 FICC Equities Business Leadership1 • CMBS Bank of the Year(O) • Equity Derivatives House of the Year(P) • #2 Global Research Firm(Q) • #2 Global Fixed Income Research Team(Q) • #1 Municipal Bonds Underwriter(R) 3 Global Markets Trends and Revenue Mix 25 Note: Amounts may not total due to rounding. 1 See slide 29 for business leadership sources. 2 Represents a non-GAAP financial measure. Reported sales and trading revenue was $5.1B, $4.6B and $3.5B for 1Q21, 1Q20 and 1Q19, respectively. Reported FICC sales and trading revenue was $3.2B, $2.9B and $2.3B for 1Q21, 1Q20 and 1Q19, respectively. Reported Equities sales and trading revenue was $1.8B, $1.7B and $1.2B for 1Q21, 1Q20 and 1Q19, respectively. See note E on slide 28 and slide 31 for important presentation information. 3 Macro includes currencies, interest rates and commodities products. 4 See note F on slide 28 for definition of VaR.

All Other[1]

Summary Income Statement ($MM)	1Q21	Inc/(Dec) 4Q20	Inc/(Dec) 1Q20
Total revenue, net of interest expense	($939)	$454	$41
Provision (benefit) for credit losses	(47)	(22)	(161)
Net charge-offs	*(39)*	*(10)*	*(22)*
Reserve build (release)	*(8)*	*(12)*	*(139)*
Noninterest expense	307	13	67
Pretax income (loss)	(1,199)	463	135
Pretax, pre-provision income[2]	*(1,246)*	*441*	*(26)*
Income tax expense (benefit)	(1,456)	(210)	(609)
Net income (loss)	$257	$673	$744

- Net income of $257MM in 1Q21 vs. net loss of $487MM in 1Q20, reflecting a larger tax benefit related to tax credits associated with increased ESG activities
  - Revenue improved QoQ, primarily due to the seasonally elevated ESG investment activity in 4Q20
- Total Corporate effective tax rate for the quarter of 12%, excluding the ESG tax credits, the effective tax rate for the quarter would have been approximately 23%

[1] All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 28. For important presentation information, see slide 31.

26

Appendix 27

Notes

[A] Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period.

[B] Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Similarly, PTPI at the segment level is a non-GAAP financial measure calculated by adjusting the segments' pretax income to add back provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle as well as provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. See reconciliation below.

	1Q21			4Q20			1Q20		
$ Millions	Pretax Income (GAAP)	Provision for Credit Losses (GAAP)	Pretax, Pre-provision Income	Pretax Income (GAAP)	Provision for Credit Losses (GAAP)	Pretax, Pre-provision Income	Pretax Income (GAAP)	Provision for Credit Losses (GAAP)	Pretax, Pre-provision Income
Consumer Banking	$ 3,555	$ (617)	$ 2,938	$ 3,429	$ 4	$ 3,433	$ 2,375	$ 2,258	$ 4,633
Global Wealth & Investment Management	1,167	(65)	1,102	1,098	8	1,106	1,141	189	1,330
Global Banking	2,978	(1,126)	1,852	2,299	48	2,347	189	2,093	2,282
Global Markets	2,776	(5)	2,771	1,068	18	1,086	2,304	107	2,411
All Other	(1,199)	(47)	(1,246)	(1,662)	(25)	(1,687)	(1,334)	114	(1,220)
Total Corporation	$ 9,166	$ (1,860)	$ 7,306	$ 6,119	$ 53	$ 6,172	$ 4,531	$ 4,761	$ 9,292

[C] Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

[D] The non-cash impairment charge related to the notice of termination of the merchant services joint venture reduced 3Q19 net income by $1.7B, which included an increase in noninterest expense and a reduction in pretax income of $2.1B and a reduction in income tax expense of $373MM. The impairment charge negatively impacted the Company's 3Q19 efficiency ratio by 909 bps.

[E] Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were ($2MM), ($56MM), $300MM and ($90MM) for 1Q21, 4Q20, 1Q20 and 1Q19, respectively. Net DVA gains (losses) included in FICC revenue were ($9MM), ($52MM), $274MM and ($79MM) for 1Q21, 4Q20, 1Q20 and 1Q19, respectively. Net DVA gains (losses) included in Equities revenue were $7MM, ($4MM), $26MM and ($11MM) for 1Q21, 4Q20, 1Q20 and 1Q19, respectively.

[F] VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $26MM, $23MM, $27MM and $21MM for 1Q21, 4Q20, 1Q20 and 1Q19 respectively.

28

Sources 29 A Estimated retail consumer deposits based on June 30, 2020 FDIC deposit data. B FDIC, 4Q20. C Keynova 4Q20 Online Banker Scorecard; Keynova 1Q21 Mobile Banker Scorecard; Javelin 2020 Online and Mobile Banking Scorecards. D Experian Autocount; Franchised Dealers; Largest percentage of 680+ Vantage 3.0 loan originations among key competitors as of January 2021. E Nerdwallet, 2021. F Investopedia, October 2020. G StockBrokers.com, January 2021. H Kiplinger's, August 2020. I Professional Wealth Management, a Financial Times publication, 2020. J Industry 4Q20 FDIC call reports. K AITE Group, 2020. L Euromoney, 2020. M Global Finance Treasury & Cash Management Awards, 2021. N Greenwich, 2021. O GlobalCapital US Securitization Awards, 2020. P GlobalCapital, 2020. Q Institutional Investor, 2020. R Refinitiv, 2020.

Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2020 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential judgments, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the possibility that the Company’s future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic; the possibility that the Company could face increased claims from one or more parties involved in mortgage securitizations; the Company’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate environment on the Company’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s concentration of credit risk; the Company's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Company’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns; the impact on the Company’s business, financial condition and results of operations from the United Kingdom's exit from the European Union; the impact of climate change; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on the U.S. and/or global, financial market conditions and our business, results of operations, financial condition and prospects; the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. 30

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • The Company may present certain metrics and ratios, including year-over-year comparisons of revenue, noninterest expense and pretax income, excluding certain items (e.g., DVA) that are non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended March 31, 2021, and other earnings-related information available through the Bank of America Investor Relations website at: https://investor.bankofamerica.com. • The Company presents certain key financial and nonfinancial performance indicators that management uses when assessing consolidated and/or segment results. The Company believes this information is useful because it provides management with information about underlying operational performance and trends. KPIs are presented in 1Q21 Financial Results on slide 6 and on the Summary Income Statement for each segment. • The Company views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. The Company believes managing the business with net interest income on an FTE basis provides investors with a more accurate picture of the interest margin for comparative purposes. The Company believes that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustment was $111MM, $113MM, $114MM, $128MM and $144MM for 1Q21, 4Q20, 3Q20, 2Q20 and 1Q20, respectively. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile, and strategic plans. As a result of this process, in the first quarter of 2021, the Company adjusted the amount of capital being allocated to its business segments. Important Presentation Information 31